     As filed with the Securities and Exchange Commission on May 21, 1998.
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  PROVANT, INC.
               (Exact name of issuer as specified in its charter)

         DELAWARE                                   04-3395167
-------------------------------        ------------------------------------
(State or other jurisdiction of        (I.R.S. employer identification no.)
incorporation or organization)

               67 BATTERYMARCH STREET, SUITE 500, BOSTON, MA 02110
               ---------------------------------------------------
                    (Address of principal executive offices)

                                  ------------

                           1998 EQUITY INCENTIVE PLAN
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                                       AND
                      STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full title of plans)

                                  ------------

           PAUL M. VERROCHI                               Copy to:
            PROVANT, INC.                           JAMES E. DAWSON, ESQ.
  67 BATTERYMARCH STREET, SUITE 500             NUTTER, MCCLENNEN & FISH, LLP
           BOSTON, MA 02110                        ONE INTERNATIONAL PLACE
            (617) 261-1600                    BOSTON, MASSACHUSETTS 02110-2699
     (Name, address and telephone                      (617) 439-2000
     number of agent for service)


                                  ------------

                                              CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                     Proposed
Title of each class of securities to   Amount being registered   maximum offering    Proposed maximum         Amount of
           be registered                        (1)             price per share  aggregate offering price  registration fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock,                              1,100,000 Shares           $14.10(2)        $15,510,000             $4,575.45
$.01 par value per share                     500,000 Shares            18.25(3)          9,125,000              2,691.88
                                             100,000 Shares            17.46(4)          1,746,000                515.07
---------------------------------------------------------------------------------------------------------------------------
Total                                      1,700,000 Shares                            $26,381,000             $7,782.40
===========================================================================================================================

(1) This Registration Statement covers 1,100,000 shares of Common Stock underlying awards that may be granted pursuant to the 1998 Equity Incentive Plan, 500,000 shares of Common Stock issuable under the 1998 Employee Stock Purchase Plan and 100,000 shares of Common Stock issuable under the Stock Plan for Non-Employee Directors. In addition, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plans as a result of a stock dividend, stock split or other recapitalization.

(2) Calculated as the weighted average of (i) 868,983 shares of Common Stock issuable at a price of $13.00 per share and (ii) 231,017 shares of Common Stock assumed to be issuable (pursuant to Rules 457(c) and (h) under the Securities Act) at a price of $18.25, which is the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on May 15, 1998.

(3) Calculated as the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on May 15, 1998.

(4) Calculated as the weighted average of (i) 15,000 shares of Common Stock issuable at a price of $13.00 per share and (ii) 85,000 shares of Common Stock assumed to be issuable at the average of the high and low prices per share of the Common Stock as reported on the Nasdaq National Market on May 15, 1998.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     PROVANT, Inc. (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's prospectus dated April 29, 1998, filed pursuant to Rule 424(b) of the Securities Act; and

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 000-23989) and the Company's Registration Statement on Form S-1 (File No. 333-46157).

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently-filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Company's Certificate of Incorporation further provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the law of the State of Delaware.

     The Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

     The Certificate of Incorporation and the Company's By-laws also provide that each person who was or is made party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or is or was serving at the request of the Company as a director or officer of any other enterprise, including service with respect to employee benefit plans) shall be indemnified and held harmless by the Company, to the fullest extent permitted by Delaware law, as in effect from time to time, against all expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim. The Company's By-laws allow for similar rights of indemnification to be afforded, in the Company's discretion, to its employees and agents.

     The rights to indemnification and the payment of expenses provided by the Certificate of Incorporation and By-laws do not apply to any action, suit, proceeding or claim initiated by or on behalf of a person otherwise entitled to the benefit of such provisions. Any person seeking indemnification under the By-laws shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

     The Company maintains an indemnification insurance policy covering all directors and officers of the Company and its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See the exhibit index immediately preceding the exhibits attached hereto.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law and the registrant's Certificate of Incorporation and By-laws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 21st day of May 1998.

                         PROVANT, INC.

                         By: /s/ Paul M. Verrochi
                             -------------------------------------------------
                             Paul M. Verrochi
                             Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

        SIGNATURES                           TITLE                   DATE
        ----------                           -----                   ----

 /s/ Paul M. Verrochi              CHAIRMAN OF THE BOARD AND      MAY 21, 1998
-------------------------------     CHIEF EXECUTIVE OFFICER
PAUL M. VERROCHI


 /s/ Dominic J. Puopolo           CHIEF FINANCIAL OFFICER AND     MAY 21, 1998
-------------------------------           DIRECTOR
DOMINIC J. PUOPOLO


 /s/ John H. Zenger                 PRESIDENT AND DIRECTOR        MAY 21, 1998
-------------------------------
JOHN H. ZENGER


 /s/ Rajiv Bhatt                   CHIEF ACCOUNTING OFFICER       MAY 21, 1998
-------------------------------
RAJIV BHATT


 /s/ Herbert A. Cohen                       DIRECTOR              MAY 21, 1998
-------------------------------
HERBERT A. COHEN


 /s/ Bert Decker                            DIRECTOR              MAY 21, 1998
-------------------------------
BERT DECKER

        SIGNATURES                           TITLE                   DATE
        ----------                           -----                   ----




 /s/ Paul C. Green                          DIRECTOR              MAY 21, 1998
-------------------------------
PAUL C. GREEN


 /s/ Joe Hanson                             DIRECTOR              MAY 21, 1998
-------------------------------
JOE HANSON


 /s/ John F. King                           DIRECTOR              MAY 21, 1998
-------------------------------
JOHN F. KING


 /s/ A. Carl von Sternberg                  DIRECTOR              MAY 21, 1998
-------------------------------
A. CARL VON STERNBERG


 /s/ Marc S. Wallace                        DIRECTOR              MAY 21, 1998
-------------------------------
MARC S. WALLACE


 /s/ Michael J. Davies                      DIRECTOR              MAY 21, 1998
-------------------------------
MICHAEL J. DAVIES


 /s/ David B. Hammond                       DIRECTOR              MAY 21, 1998
-------------------------------
DAVID B. HAMMOND


 /s/ John R. Murphy                         DIRECTOR              MAY 21, 1998
-------------------------------
JOHN R. MURPHY


 /s/ Esther T. Smith                        DIRECTOR              MAY 21, 1998
-------------------------------
ESTHER T. SMITH

                                  EXHIBIT INDEX


Exhibit No.    Title                                              Page
-----------    -----                                              ----


   * 4.1       1998 Equity Incentive Plan


   * 4.2       1998 Employee Stock Purchase Plan


   * 4.3       Stock Plan for Non-Employee Directors


     5         Opinion of Nutter, McClennen & Fish, LLP              8


    23.1       Consent of Nutter, McClennen & Fish, LLP          Contained in
                                                                 Exhibit 5

    23.2       Consent of KPMG Peat Marwick LLP                     10


    23.3       Consent of Friedman & Fuller, P.C.                   11


------------
* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-46157).